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                                                                      EXHIBIT 13
AUDITED FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
SCIENTIFIC GAMES INC. SAVINGS AND INVESTMENT PLAN
Year ended December 31, 1999 and as of December 31, 1998 with Report of Independent Auditors

                SCIENTIFIC GAMES INC. SAVINGS AND INVESTMENT PLAN

             AUDITED FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

            YEAR ENDED DECEMBER 31, 1999 AND AS OF DECEMBER 31, 1998


                                    CONTENTS

Report of Independent Auditors........................................................    1

Audited Financial Statements

Statements of Net Assets Available for Benefits.......................................    2
Statement of Changes in Net Assets Available for Benefits.............................    3
Notes to Financial Statements.........................................................    4

Supplemental Schedules

Schedule of Assets Held for Investment Purposes at End of Year........................   11
Schedule of Reportable Transactions...................................................   13

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Scientific Games Inc.
 Savings and Investment Plan

We have audited the accompanying statements of net assets available for benefits of Scientific Games Inc. Savings and Investment Plan as of December 31, 1999 and 1998, and the related statement of changes in net assets available for benefits for the year ended December 31, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1999 and 1998, and the changes in its net assets available for benefits for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes at end of year as of December 31, 1999 and of reportable transactions for the year then ended are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


May 19, 2000


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                SCIENTIFIC GAMES INC. SAVINGS AND INVESTMENT PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                                        DECEMBER 31
                                                  1999              1998
                                              ------------------------------

ASSETS
Investments (See Note 3)                      $ 14,975,140      $ 12,223,657
Cash                                                 1,814                --

Total assets                                    14,976,954        12,223,657
                                              ------------------------------
Net assets available for benefits             $ 14,976,954      $ 12,223,657
                                              ==============================

See accompanying notes.

                SCIENTIFIC GAMES INC. SAVINGS AND INVESTMENT PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                          YEAR ENDED DECEMBER 31, 1999


Additions to net assets attributed to:
   Investment income                                                             $  1,046,107
   Contributions:
     Participants                                                                   1,557,579
     Employer                                                                         569,661
                                                                                 ------------
                                                                                    2,127,240
                                                                                 ------------
Total additions                                                                     3,173,347

Deductions from net assets attributed to:
   Benefits paid to participants                                                      846,544
                                                                                 ------------
                                                                                    2,326,803

Net realized and unrealized appreciation in fair value of investments                 426,494
                                                                                 ------------
Net increase in net assets available for benefits                                   2,753,297
Net assets available for benefits at beginning of year                             12,223,657
                                                                                 ------------
Net assets available for benefits at end of year                                 $ 14,976,954
                                                                                 ============

See accompanying notes.


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                SCIENTIFIC GAMES INC. SAVINGS AND INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The financial statements of Scientific Games Inc. (the "Company") Savings and Investment Plan (the "Plan") are prepared using the accrual method of accounting.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVESTMENT VALUATION

Investments in mutual funds, collective trust funds, and equity securities are stated at fair value based on quoted prices in an active market. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year. Participant loans are valued at cost, which approximates fair value.

INVESTMENT INCOME

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

RECLASSIFICATIONS

Certain amounts in the 1998 financial statements have been reclassified to conform to the 1999 presentation.

PAYMENT OF BENEFITS

Benefits are recorded when paid.


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                SCIENTIFIC GAMES INC. SAVINGS AND INVESTMENT PLAN

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADMINISTRATIVE EXPENSES

Loan fees are charged to Plan participants. The Company pays all other administrative expenses of the Plan.

2. DESCRIPTION OF THE PLAN

GENERAL

The following description of the Plan provides only general information. Participants should refer to the Summary Plan Description for a more complete description of the Plan's provisions.

The Plan is a defined contribution thrift and investment plan under Section 401(k) of the Internal Revenue Code (the "Code") covering all full-time employees of the Company who have completed six months of participation service, as defined in the Plan agreement. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

CONTRIBUTIONS

Participation in the Plan is voluntary. Participants can contribute up to 6% of their earnings to the Plan in the form of Basic Contributions. Additionally, if the maximum Basic Contribution is chosen, participants can contribute up to an additional 9% of their earnings to the Plan in the form of Supplemental Contributions providing that the annual deferral percentage rules of the Code are not exceeded. The Company contributes to the Plan an amount equal to 50% of the participants' Basic Contributions. Employer contributions are made in the form of common stock of the Company's parent, Scientific Games Holdings Corp. Additional amounts may be contributed at the discretion of the Company's board of directors.


                                                                               5
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                SCIENTIFIC GAMES INC. SAVINGS AND INVESTMENT PLAN

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


2. DESCRIPTION OF THE PLAN (CONTINUED)

PLAN AMENDMENT

Effective January 1, 1999 the plan was amended to increase the Company matching contribution percentage on participants' Basic Contributions to 50% from 33 1/3%.

PARTICIPANT ACCOUNTS

Each participant's account is credited with the participant's contribution and allocations of the Company's contribution and Plan earnings. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

INVESTMENT OPTIONS

Upon enrollment in the Plan, a participant may direct participant contributions in any of thirteen investment alternatives, including a Scientific Games Holdings Corp. stock fund, which is used for the Company matching contributions.

VESTING

Participant contributions and matching employer contributions are fully vested and non-forfeitable at all times.

PARTICIPANT LOANS

Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their account balances. All loans made to eligible participants are secured by the total vested balance of the participant's account and bear interest at a rate commensurate with local prevailing rates as determined by the Plan administrator. Interest rates on loans outstanding at December 31, 1999 range from 7.0% to 10.0%. Principal and interest are paid ratably through payroll deductions over periods generally ranging from 5 to 15 years.


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                SCIENTIFIC GAMES INC. SAVINGS AND INVESTMENT PLAN

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


2. DESCRIPTION OF THE PLAN (CONTINUED)

PAYMENT OF BENEFITS

Upon termination of service due to death, disability, or retirement, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or annual installments. For termination of service due to other reasons, a participant receives the value of the vested interest in his or her account as a lump-sum distribution.


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

                SCIENTIFIC GAMES INC. SAVINGS AND INVESTMENT PLAN

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


3. INVESTMENTS

The fair value of individual investments that represent 5% or more of the Plan's net assets at December 31 are as follows:

                                                                  DECEMBER 31
                                                             1999            1998
                                                          --------------------------

  T. Rowe Price Associates, Inc.:

   Equity Income Fund
     170,978 and 157,218 shares, respectively             $4,241,966      $4,137,984

   New Horizons Fund
     160,550 and 143,714 shares, respectively              4,419,962       3,354,276

   Stable Value Fund 1,401,891 and 1,164,206
     shares, respectively                                  1,401,892       1,164,206

   Spectrum Income Fund 93,316 and 84,666
     shares, respectively                                    999,421         973,657

   Equity Index 500 Fund
     19,517 and 7,921 shares, respectively                   772,102         264,404

  Scientific Games Holdings Corp. Common Stock
     84,123 and 62,205 shares, respectively                1,393,299*      1,174,118*

---------------
*Nonparticipant-directed

During 1999, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value by $426,494 as follows:

                  Mutual funds              $  594,302
                  Common stock                (167,808)
                                            ----------
                                            $  426,494
                                            ==========

                SCIENTIFIC GAMES INC. SAVINGS AND INVESTMENT PLAN

4. NONPARTICIPANT-DIRECTED INVESTMENTS

Information about the net assets and the significant components of the changes in net assets relating to nonparticipant-directed investments is as follows:

                                                               DECEMBER 31
                                                          1999            1998
                                                       --------------------------
         Net assets:
            Scientific Games Holdings Corp.
              common stock                             $1,393,299      $1,174,118

                                                                         YEAR ENDED
                                                                        DECEMBER 31,
                                                                            1999
                                                                        ------------

            Changes in net assets:
               Contributions                                             $  647,241
               Repayment of loans                                            24,062
               Net depreciation in fair value                              (167,808)
               Benefits paid to participants                                (74,056)
               Loan disbursements                                           (34,919)
               Transfers to participant-directed investments               (175,339)
                                                                         ----------
                                                                         $  219,181
                                                                         ==========

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                SCIENTIFIC GAMES INC. SAVINGS AND INVESTMENT PLAN

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


5. PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will remain fully vested in their accounts.

6. PARTY-IN-INTEREST TRANSACTIONS

Certain Plan investments are shares of mutual funds managed by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest transactions. The Scientific Games Holdings Corp. Common Stock fund held investments in securities of the parent company with a fair value of $1,393,299 and $1,174,118 as of December 31, 1999 and 1998, respectively.

7. INCOME TAX STATUS

The Internal Revenue Service ruled on November 25, 1994 that the Plan qualifies under Section 401(a) of the Code and, therefore, the related trust is exempt from taxation. The Plan has been amended since receiving the determination letter. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes the Plan is qualified and the related trust is tax exempt.

                             SUPPLEMENTAL SCHEDULES

                SCIENTIFIC GAMES INC. SAVINGS AND INVESTMENT PLAN

                                 EIN: 58-1943521
                                   PLAN #: 001

      SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                 AT END OF YEAR

                                DECEMBER 31, 1999

                                                         (C)
                                                    DESCRIPTION OF
                                                 INVESTMENT, INCLUDING
                       (B)                          MATURITY DATE,
               IDENTITY OF ISSUE,                  RATE OF INTEREST,                       (E)
                    BORROWER,                     COLLATERAL, PAR OR            (D)      CURRENT
 (A)        LESSOR OR SIMILAR PARTY                 MATURITY VALUE              COST      VALUE
 -------------------------------------------------------------------------------------------------

  *      T. Rowe Price Associates, Inc.           Equity Income Fund             #      $4,241,966

  *      T. Rowe Price Associates, Inc.           New Horizons Fund              #       4,419,962

  *      T. Rowe Price Associates, Inc.           Spectrum Growth Fund           #          38,547

  *      T. Rowe Price Associates, Inc.           Stable Value Fund              #       1,401,892

  *      T. Rowe Price Associates, Inc.           International Stock Fund       #         395,409

  *      T. Rowe Price Associates, Inc.           Equity Index 500 Fund          #         772,102

  *      T. Rowe Price Associates, Inc.           Mid-Cap Growth Fund            #         474,158

  *      T. Rowe Price Associates, Inc.           Value Fund                     #         148,870

  *      T. Rowe Price Associates, Inc.           Balanced Fund                  #          34,104

  *      T. Rowe Price Associates, Inc.           Small-Cap Stock Fund           #          34,115

  *      T. Rowe Price Associates, Inc.           Spectrum Income Fund           #         999,421

                SCIENTIFIC GAMES INC. SAVINGS AND INVESTMENT PLAN

                                 EIN: 58-1943521
                                   PLAN #: 001

      SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                           AT END OF YEAR (CONTINUED)

                                DECEMBER 31, 1999

                                                             (C)
                                                        DESCRIPTION OF
                                                    INVESTMENT, INCLUDING
                      (B)                               MATURITY DATE,
               IDENTITY OF ISSUE,                      RATE OF INTEREST,                                  (E)
                   BORROWER,                          COLLATERAL, PAR OR                 (D)            CURRENT
   (A)      LESSOR OR SIMILAR PARTY                     MATURITY VALUE                   COST            VALUE
   ---------------------------------------------------------------------------------------------------------------

    *    T. Rowe Price Associates, Inc.           Corporate Income Fund                    #                18,445

    *    Scientific Games Holdings
         Corp.                                    Common Stock                        $1,959,027         1,393,299

         Participant loans                        Interest rates ranging from
                                                    7-10%, maturing over 60
                                                    months                                                 602,850
                                                                                                      ------------
                                                                                                      $ 14,975,140
                                                                                                      ============

  * Indicates a party-in-interest to the Plan.

  # Not applicable for participant-directed investments.

               SCIENTIFIC GAMES INC. SAVINGS AND INVESTMENT PLAN

                                 EIN: 58-1943521
                                   PLAN #: 001

            SCHEDULE H, LINE 4j - SCHEDULE OF REPORTABLE TRANSACTIONS

                          YEAR ENDED DECEMBER 31, 1999

                                                                                                                (H)
                                                                                                           CURRENT VALUE     (I)
                                                                       (C)          (D)           (G)       OF ASSET ON      NET
             (A)                                (B)                  PURCHASE     SELLING         COST      TRANSACTION   GAIN OR
  IDENTITY OF PARTY INVOLVED            DESCRIPTION OF ASSET          PRICE        PRICE        OF ASSET        DATE       (LOSS)
  -------------------------------------------------------------------------------------------------------------------------------
CATEGORY (III) - SERIES OF TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS.

T. Rowe Price Associates, Inc.   Scientific Games Holdings Corp.
                                   Common Stock                      $671,313     $     --      $671,313      $671,313    $    --

T. Rowe Price Associates, Inc.   Scientific Games Holdings Corp.
                                   Common Stock                            --      284,324       223,330            --     60,994

THERE WERE NO CATEGORY (I), (II) OR (IV) TRANSACTIONS DURING THE YEAR ENDED DECEMBER 31, 1999.

Note: The information required by columns (e) and (f) is not applicable.


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